Request ID: 011884484 Demande n°: Transaction ID: 040381294 Transaction n°: Category ID: CT Catégorie:	Province of Ontario Province de l'Ontario Ministry of Government Services Ministère des Services gouvernementaux	Date Report Produced: 2010/01/20 Document produit le: Time Report Produced: 15:33:10 Imprimé à:

Certificate of Incorporation
Certificat de constitution

This is to certify that

Ceci certifie que

MERCARI ACQUISITION CORP.

Ontario Corporation No.

Numéro matricule de la personne morale en Ontario

002231229

is a corporation incorporated, under the laws of the Province of Ontario.

est une société constituée aux termes des lois de la province de l'Ontario.

These articles of incorporation are effective on

Les présents statuts constitutifs entrent en vigueur le

JANUARY 20 JANVIER, 2010

Director/Directrice
Business Corporations Act/Loi sur les sociétés par actions

Request ID / *Demande nº*

11884484

Ontario Corporation Number
Numéro de la compagnie en Ontario

2231229

FORM 1 / *FORMULE NUMÉRO 1*

BUSINESS CORPORATIONS ACT / *LOI SUR LES SOCIÉTÉS PAR ACTIONS*

ARTICLES OF INCORPORATION
STATUTS CONSTITUTIFS

1. The name of the corporation is: *Dénomination sociale de la compagnie:*

MERCARI ACQUISITION CORP.

2. The address of the registered office is: *Adresse du siège social:*

66 WELLINGTON STREET WEST Suite 3600

(Street & Number, or R.R. Number & if Multi-Office Building give Room No.)
(Rue et numéro, ou numéro de la R.R. et, s'il s'agit édifice à bureau, numéro du bureau)

CITY OF TORONTO ONTARIO
CANADA M5K 1N6
(Name of Municipality or Post Office)
(Nom de la municipalité ou du bureau de poste)
(Postal Code/*Code postal*)

3. Number (or minimum and maximum number) of directors is: *Nombre (ou nombres minimal et maximal) d'administrateurs:*

Minimum 3 Maximum 11

4. The first director(s) is/are: *Premier(s) administrateur(s):*

First name, initials and surname
Prénom, initiales et nom de famille

Resident Canadian State Yes or No
Résident Canadien Oui/Non

Address for service, giving Street & No. or R.R. No., Municipality and Postal Code
Domicile élu, y compris la rue et le numéro, le numéro de la R.R., ou le nom de la municipalité et le code postal

* LEE ALEXANDER PETTIGREW — YES

66 WELLINGTON STREET WEST Suite 3600

TORONTO ONTARIO
CANADA M5K 1N6

Request ID / *Demande n°*	Ontario Corporation Number *Numéro de la compagnie en Ontario*
11884484	2231229

4. The first director(s) is/are: *Premier(s) administrateur(s):*

First name, initials and surname *Prénom, initiales et nom de famille*	Resident Canadian State Yes or No *Résident Canadien Oui/Non*
Address for service, giving Street & No. or R.R. No., Municipality and Postal Code	*Domicile élu, y compris la rue et le numéro, le numéro de la R.R., ou le nom de la municipalité et le code postal*

* ELENA
MASTERS — YES

66 WELLINGTON STREET WEST Suite 3600

TORONTO ONTARIO
CANADA M5K 1N6

* MARIO MICHAEL
KULAS — YES

66 WELLINGTON STREET WEST Suite 3600

TORONTO ONTARIO
CANADA M5K 1N6

Request ID / *Demande n°*	Ontario Corporation Number *Numéro de la compagnie en Ontario*
11884484	2231229

5. **Restrictions, if any, on business the corporation may carry on or on powers the corporation may exercise.**
   Limites, s'il y a lieu, imposées aux activités commerciales ou aux pouvoirs de la compagnie.

   There are no restrictions on the business the Corporation may carry on or on the powers the Corporation may exercise.

6. **The classes and any maximum number of shares that the corporation is authorized to issue:**
   Catégories et nombre maximal, s'il y a lieu, d'actions que la compagnie est autorisée à émettre:

   The Corporation is authorized to issue an unlimited number of shares of one class designated as common shares.

Request ID / *Demande n°*	Ontario Corporation Number *Numéro de la compagnie en Ontario*
11884484	2231229

7. **Rights, privileges, restrictions and conditions (if any) attaching to each class of shares and directors authority with respect to any class of shares which may be issued in series:**
Droits, privilèges, restrictions et conditions, s'il y a lieu, rattachés à chaque catégorie d'actions et pouvoirs des administrateurs relatifs à chaque catégorie d'actions que peut être émise en série:

Not applicable.

Request ID / *Demande n°*	Ontario Corporation Number *Numéro de la compagnie en Ontario*
11884484	2231229

8. The issue, transfer or ownership of shares is/is not restricted and the restrictions (if any) are as follows:
L'émission, le transfert ou la propriété d'actions est/n'est pas restreinte. Les restrictions, s'il y a lieu, sont les suivantes:

None.

Request ID / *Demande n°* — Ontario Corporation Number / *Numéro de la compagnie en Ontario*

11884484 — 2231229

9. Other provisions, (if any, are):
Autres dispositions, s'il y a lieu:

None.

Request ID / *Demande n°* — Ontario Corporation Number / *Numéro de la compagnie en Ontario*

11884484 — 2231229

10. The names and addresses of the incorporators are
Nom et adresse des fondateurs

First name, initials and last name or corporate name — *Prénom, initiale et nom de famille ou dénomination sociale*

Full address for service or address of registered office or of principal place of business giving street & No. or R.R. No., municipality and postal code
Domicile élu, adresse du siège social au adresse de l'établissement principal, y compris la rue et le numéro, le numéro de la R.R., le nom de la municipalité et le code postal

* RUBIN RAPUCH

66 WELLINGTON STREET WEST   Suite 3600

TORONTO ONTARIO
CANADA M5K 1N6

For Ministry Use Only
À l'usage exclusif du ministère

Ministry of Government Services Ontario — Ministère des Services gouvernementaux

CERTIFICATE
This is to certify that these articles are effective on

CERTIFICAT
Ceci certifie que les présents statuts entrent en vigueur le

DECEMBER 1 8 DÉCEMBRE, 2013

Director / Directeur
Business Corporations Act / Loi sur les sociétés par actions

(17)

Ontario Corporation Number
Numéro de la société en Ontario

2231229

Form 3
Business Corporations Act

Formule 3
Loi sur les sociétés par actions

ARTICLES OF AMENDMENT
STATUTS DE MODIFICATION

1. The name of the corporation is: (Set out in BLOCK CAPITAL LETTERS)
Dénomination sociale actuelle de la société (écrire en LETTRES MAJUSCULES SEULEMENT) :

MERCARI ACQUISITION CORP.

2. The name of the corporation is changed to (if applicable): (Set out in BLOCK CAPITAL LETTERS)
Nouvelle dénomination sociale de la société (s'il y a lieu) (écrire en LETTRES MAJUSCULES SEULEMENT) :

CONCORDIA HEALTHCARE CORP.

3. Date of incorporation/amalgamation:
Date de la constitution ou de la fusion :

2010/01/20
(Year, Month, Day)
(année, mois, jour)

4. **Complete only if there is a change in the number of directors or the minimum / maximum number of directors.**
Il faut remplir cette partie seulement si le nombre d'administrateurs ou si le nombre minimal ou maximal d'administrateurs a changé.

Number of directors is/are: — minimum and maximum number of directors is/are:
Nombre d'administrateurs : — nombres minimum et maximum d'administrateurs :

Number / Nombre ______ or / ou minimum and maximum / minimum et maximum ______ ______

5. The articles of the corporation are amended as follows:
Les statuts de la société sont modifiés de la façon suivante :

1. to change the name of the Corporation to Concordia Healthcare Corp.; and

2. to consolidate the issued and outstanding Common Shares of the Corporation on the basis of every 48.08 issued and outstanding pre-consolidation Common Shares into one issued and outstanding post-consolidation Common Share; provided, however, that in the event that the consolidation would

otherwise result in the issuance of a fractional share, no fractional share will be issued and such fraction will be rounded down to the next highest whole number of Common Shares.

6. The amendment has been duly authorized as required by sections 168 and 170 (as applicable) of the *Business Corporations Act*.
La modification a été dûment autorisée conformément aux articles 168 et 170 (selon le cas) de la *Loi sur les sociétés par actions*.

7. The resolution authorizing the amendment was approved by the shareholders/directors (as applicable) of the corporation on
Les actionnaires ou les administrateurs (selon le cas) de la société ont approuvé la résolution autorisant la modification le

2013/12/16

(Year, Month, Day)
(année, mois, jour)

These articles are signed in duplicate.
Les présents statuts sont signés en double exemplaire.

MERCARI ACQUISITION CORP.

(Print name of corporation from Article 1 on page 1)
(Veuillez écrir le nom de la société de l'article un à la page une).

By/
Par : E. Masters

(Signature)
(Signature)

Elena Masters

Director

(Description of Office)
(Fonction)